Exhibit 10.1(j)

SUBORDINATION AGREEMENT

THIS SUBORDINATION AGREEMENT (this “Agreement”) is made as of November 14, 2005 by and among (i) each of the parties a signatory hereto as junior creditors (each individually and all collectively, together with their successors and assigns and all other holders of Junior Debt, the “Junior Creditors”); (ii) EVOLVING SYSTEMS, INC., a Delaware corporation, (“ESI”), and the other US Obligors on the signature page hereto; and (iii) CAPITALSOURCE FINANCE LLC, a Delaware limited liability company, as agent for the lenders from time to time parties to the Credit Agreements described below (the Agent and such lenders, together with their successors and assigns and all other holders of Senior Debt, collectively being referred to as the “Senior Creditors”).

INTRODUCTION

A.            ESI and Telecom Software Enterprises, LLC, as borrowers, Evolving Systems Holdings, Inc., as a guarantor, the Agent and the other Senior Creditors thereunder have entered into a Credit Agreement dated the date hereof (as the same may be amended, supplemented, replaced, substituted, refinanced or otherwise modified from time to time, as permitted hereunder, the “Term Loan Credit Agreement”), pursuant to which, among other things, the Senior Creditors thereunder have agreed, subject to the terms and conditions set forth therein, to make certain term loans and financial accommodations to ESI and Telecom Software Enterprises, LLC, as borrowers thereunder.

B.            Evolving Systems Ltd., certain other Obligors, CSE Finance Inc. and the other Senior Creditors thereunder have entered into a Revolving Facility Agreement dated the date hereof (as the same may be amended, supplemented, replaced, substituted, refinanced or otherwise modified from time to time, as permitted hereunder, the “Revolving Loan Credit Agreement” and together with the Term Loan Credit Agreement, the “Credit Agreements”), pursuant to which, among other things, the Senior Creditors thereunder have agreed, subject to the terms and conditions set forth therein, to make certain revolving loans and financial accommodations to certain of the Obligors.

C.            ESI and the Junior Creditors have entered into certain unsecured subordinated notes each dated November             , 2005 evidencing indebtedness in the aggregate original principal amount of $                                   , issued by ESI in exchange for those certain Secured Notes referred to as “A Notes” in the original aggregate principal amount of $11,950,000 (as the same may be amended, supplemented or otherwise modified from time to time as permitted hereunder, together with all notes and other instruments issued in replacement thereof or substitution therefor, the “Junior Notes”).

D.            As an inducement to and as one of the conditions precedent to the agreement of the Agent and the other Senior Creditors under the Credit Agreements to consummate the transactions contemplated thereby, the Agent and the other Senior Creditors have required the execution and delivery of this Agreement by the Junior Creditors, ESI and the US Obligors on the signature page hereto.

NOW THEREFORE, in order to induce the Senior Creditors to consummate the transactions contemplated by the Credit Agreements, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:

1.             Definitions. Capitalized terms used but not otherwise defined in this Agreement shall have the meanings assigned to such terms in the applicable Credit Agreement.  As used in this Agreement, the following terms have the following meanings:

Agent shall mean CapitalSource Finance LLC, a Delaware limited liability company, as agent for the Senior Creditors, or any other Person appointed by the holders of any Senior Debt as agent for purposes of any Senior Debt Documents and this Agreement; provided that, after the consummation of any refinancing of any Senior Debt, the term “Agent” shall refer to any Person appointed by the holders of the applicable Senior Debt at such time as agent for themselves for purposes of, among other things, this Agreement.

Available Cash for Payment shall have the meaning set forth in the Junior Notes as in effect on the date of this Agreement, except that, solely for purposes of this Agreement, clause (iv) of such definition of “Available Cash for Payment” shall refer to $4.0 million (instead of $4.5 million).

Bankruptcy Code shall mean, collectively, (i) with respect to ESI and any other US Obligor, Chapter 11 of Title 11 of the United States Code, as amended from time to time and any successor statutes and all rules and regulations promulgated thereunder and (ii) with respect to any other Obligor organized or otherwise formed under the laws of England, the Insolvency Act of 1986, as amended from time to time and any successor acts and all rules and regulations promulgated thereunder.

Collection Action shall mean, with respect to the Junior Debt, any action (a) to sue for, take or receive from or on behalf of any US Obligor, by set-off or in any other manner, the whole or any part of any moneys which may now or hereafter be owing by any US Obligor with respect to the Junior Debt, (b) to initiate or participate with others in any suit, action or Proceeding against any US Obligor or its property to (i) enforce payment of or to collect the whole or any part of the Junior Debt or (ii) commence judicial enforcement of any of the rights and remedies under the Junior Debt Documents or applicable law with respect to the Junior Debt, (c) to accelerate any Junior Debt, (d) to cause any US Obligor to honor any redemption, put or mandatory payment obligation with respect to the Junior Debt or any other equity interests of any US Obligor or (e) to take any action under the provisions of any state, local, federal or foreign law, including, without limitation, the UCC, or under any contract or agreement, to enforce against, foreclose upon, take possession of or sell any property or assets of any US Obligor.

Debtor Relief Law shall mean, collectively, the Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws from time to time in effect affecting the rights of creditors generally, in each case as amended from time to time.

Junior Debt shall mean, collectively, all of the obligations, liabilities and indebtedness of ESI (and, if applicable, any other US Obligors) to the Junior Creditors evidenced by the Junior Notes and all other amounts now or hereafter owed by ESI or such other US Obligor to the Junior Creditors under or in respect of any of the Junior Debt Documents.

Junior Debt Documents shall mean, collectively, the Junior Notes, any guaranty with respect to the Junior Debt and all other documents, agreements and instruments evidencing the foregoing and/or executed and delivered in connection therewith.

Junior Default shall mean (i) a default in the payment of the Junior Debt or in the performance of any term, covenant or condition contained in any of the Junior Debt Documents, or (ii) any other occurrence permitting the Junior Creditors to accelerate the payment of, or put or cause the redemption of, all or any portion of the Junior Debt or any of the Junior Debt Documents.

Missed Secondary Default Payments shall have the meaning set forth in Section 2.3(b).

Obligor or Obligors shall mean, each individually and all collectively, each US Obligor, Evolving Systems Ltd., Evolving Systems Holdings, Ltd. and all guarantors of the Senior Debt or, if applicable, the Junior Debt (it being understood that there is no requirement under the Junior Debt Documents that any Person guarantee the Junior Debt).

Paid in Full or Payment in Full shall mean the irrevocable and indefeasible payment in full in cash of all of the Senior Debt and the termination of the lending commitments under the Senior Debt Documents.

Permitted Junior Debt Payments shall mean payments of principal and interest on the Junior Debt as and when due and payable on a non-accelerated basis in accordance with the terms of the Junior Debt Documents as in effect on the date hereof or as modified in accordance with the terms of this Agreement.

Person shall mean any natural person, corporation, general or limited partnership, limited liability company, firm, trust, association, government, governmental agency or other entity, whether acting in an individual, fiduciary or other capacity.

Proceeding shall mean any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of a Person, including, without limitation, any of the foregoing under Debtor Relief Laws.

Reorganization Subordinated Securities shall mean any debt or equity securities issued in a Proceeding in substitution of all or any portion of the Junior Debt, in each case that (a) are subordinated in right of payment, performance and otherwise to the Senior Debt (or any debt and/or equity securities issued in substitution of all or any portion of the Senior Debt) to at least the same extent that the Junior Debt is subordinated to the Senior Debt pursuant to the terms of this Agreement, (b) do not have the benefit of any obligation of any Person (whether as issuer, guarantor or otherwise) unless the Senior Debt has at least the same benefit of the obligation of such Person, and (c) do not have any terms, and are not subject to or entitled to the benefit of any agreement or instrument that has terms, that are more burdensome to the issuer of or other obligor on such debt or equity securities than are the terms of (x) any such debt or equity securities issued to the Senior Creditors in connection with such Proceeding or (y) the Junior Debt immediately prior to such issuance; provided in each case that the Junior Creditors shall have entered into such supplements to or modifications of this Agreement as the Agent reasonably may request to reflect the continued subordination of the Reorganization Subordinated Securities to the Senior Debt (or debt and equity securities issued in substitution of all or a portion thereof).

Senior Covenant Default shall mean any “Event of Default” (or other term of similar import or meaning) under the Senior Debt Documents (other than a Senior Payment Default).

Senior Debt shall mean the “Obligations,” as such term is defined in each Credit Agreement, including, without limitation, the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable, whether before or after the filing of a Proceeding, together with (a) any amendments, modifications, refinancings, replacements, renewals or extensions thereof and (b) any interest accruing thereon after the commencement of a Proceeding, without regard to whether or not such interest is an allowed claim; provided, however, that in no event shall the aggregate outstanding principal amount of the Senior Debt exceed the sum of (i) the principal amount of the loans and any unfunded loan commitments under the Credit Agreements as in effect on the date hereof, reduced by the sum (without duplication of amounts) of (x) the aggregate amount of all scheduled principal payments made thereon under the Term Loan Credit Agreement from time to time (other than any principal payment which by express terms may be reborrowed thereunder) and (y) the aggregate amount of any permanent reductions in the amount of the revolving commitments under the Revolving Loan Credit Agreement (specifically excluding, however, any such payments or commitment reductions resulting from any refinancing of Senior Debt to the extent the terms thereof otherwise are not prohibited by the terms of this Agreement), plus (ii) $1,625,000.  Senior Debt shall be considered to be outstanding whenever any loan commitment under any Senior Debt Document is outstanding.

Senior Debt Documents shall mean, collectively, the Credit Agreements, the other Loan Documents and all other documents, agreements and instruments evidencing, securing or otherwise pertaining to all or any portion of the Senior Debt.

Senior Default shall mean any Senior Payment Default or Senior Covenant Default.

Senior Payment Default shall mean any failure by any Obligor to make any required payment of interest or principal, or any fee (including, without limitation, any letter of credit fees) or other monetary payment, under the Senior Debt Documents, including, without limitation, any default in payment of Senior Debt after acceleration thereof and/or the filing of a Proceeding, or any failure to pay the amounts described in this definition regardless of any requirement of notice or lapse of time or both before such failure to pay becomes an Event of Default under the Senior Debt Documents.

Senior Secondary Default shall mean the following Senior Covenant Defaults under the Credit Agreements which, in the Agent’s Permitted Discretion, are capable of being remedied or cured: (i) failure to timely provide the financial reports or compliance certificate required under items (a), (b), (d) or (e) of Exhibit C-1 to Section 6.1; (ii) failure to provide evidence of the insurance required to be maintained pursuant to Section 6.4(b) (other than any directors and officers liability insurance) within 10 days of Agent’s request for such evidence of insurance; (iii) failure to obtain the landlord waiver and consent or failure to obtain the leasehold mortgage under Section 6.7(d)(i)(b) or the title insurance policy required under Section 6.7(d)(i)(c) within 10 days of when due; or (iv) failure to comply with the provisions of Sections 6.7(a), (b) or (c) of the Credit Agreements, provided that, in this case of this subsection (iv), the Agent has not notified the Junior Creditors in writing within 120 days of the occurrence of any such failure that, in the Agent’s Permitted Discretion, such failure is not a Senior Secondary Default.

US Obligor or US Obligors shall mean, each individually and all collectively, ESI, Telecom Software Enterprises, LLC, Evolving Systems Holdings, Inc. and all US Persons who are guarantors of the Senior Debt or, if applicable, the Junior Debt (it being understood that there is no requirement under the Junior Debt Documents that any Person guarantee the Junior Debt).

US Persons shall mean a Person incorporated or otherwise organized under the laws of the United States of America or a state of the United States of America or the District of Columbia.

2.             Subordination.

2.1           Subordination of Junior Debt to Senior Debt.  Each of the US Obligors covenants and agrees, and each of the Junior Creditors by its acceptance of the Junior Notes (whether upon original issue or transfer or assignment) covenants and agrees, that (a) the payment of any and all of the Junior Debt is subordinate and subject in right of payment, to the extent and in the manner hereinafter set forth, to the prior Payment in Full of the Senior Debt and (b) the existing and hereafter acquired liens and security interests of the Agent or any Senior Creditor in any Collateral is senior, regardless of the time, order, lack or method of perfection, to all existing and hereafter acquired liens and security interests, if any, of the Junior Creditors (or any agent therefor) in the Collateral, if any, securing all or any portion of the Junior Debt.  Each Senior Creditor, whether now outstanding or hereafter created, incurred, assumed or guaranteed, shall be deemed to have acquired Senior Debt in reliance upon the provisions contained in this Agreement.  The parties hereto intend this Agreement to be deemed enforceable by any applicable court under any Bankruptcy Code and other Debtor Relief Laws.

2.2           Proceedings.

(a)           Payments and Distributions.  In the event of any Proceeding involving any Obligor or any Property of any Obligor, (i) all Senior Debt first shall be Paid in Full before any payment of, or payment or distribution with respect to, the Junior Debt shall be made (other than a distribution of Reorganization Subordinated Securities); (ii) any payment or distribution, whether in cash, property or securities which, but for the terms hereof, otherwise would be payable or deliverable in respect of the Junior Debt (other than a distribution of Reorganization Subordinated Securities), shall be paid or delivered directly to the Agent (to be held and/or applied by the Agent in accordance with the terms of the applicable Credit Agreement) until all Senior Debt is Paid in Full, and each of the Junior Creditors irrevocably authorizes, empowers and directs all receivers, trustees, liquidators, custodians, conservators and others having authority in the premises to effect all such payments and distributions, and each of the Junior Creditors also irrevocably authorizes, empowers and directs the Agent to demand, sue for, collect and receive every such payment or distribution; and (iii) each of the Junior Creditors agrees to execute and deliver to the Agent or its representative all such further instruments confirming the authorization referred to in the foregoing clause (ii).

(b)           Proofs of Claim; Claims; Voting; and Other Matters.

The Junior Creditors shall not initiate, prosecute or participate in any claim or action in any Proceeding or otherwise challenging the enforceability, validity, perfection or priority of the Senior Debt, this Agreement, or any liens and security interests securing the Senior Debt.  In the event the Junior Creditors (i) fail to execute, verify, deliver and file any proofs of claim in respect of the Junior Debt in connection with any Proceeding prior to the date that is 30 days before the expiration of the time to file any such proof or (ii) fail to vote any such claim in any Proceeding prior to the date that is 15 days before the expiration of the time to vote any such claim, the Junior Creditors hereby irrevocably authorize, empower and appoint the Agent as its agent and attorney-in-fact to execute, verify, deliver and file such proofs of claim and to vote such claim (including the right to vote to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition, or extension); provided the Agent shall have no obligation to exercise any such authority with respect to the Junior Creditors’ claim.  In the event that the Agent votes any claim in accordance with the authority granted hereby, the Junior Creditors shall not be entitled to change or withdraw such vote.

(c)           Reinstatement.  The Senior Debt shall continue to be treated as Senior Debt and the provisions of this Agreement shall continue to govern the relative rights and priorities of the Senior Creditors and the Junior Creditors even if all or part of the Senior Debt or the security interests securing the Senior Debt are subordinated, set aside, avoided or disallowed in connection with any such Proceeding. This Agreement shall be reinstated if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by any Senior Creditor or any representative of such Senior Creditor.

(d)           Collateral.  To the extent that the Junior Creditors have or acquire any liens or other rights with respect to any Collateral, the Junior Creditors shall not assert such rights in any Proceeding without the prior written consent of the Agent unless requested to do so by the Agent, in which case the Junior Creditors shall seek to exercise such rights in the manner requested by the Agent.

2.3           Junior Debt Payments.

(a)           Restrictions on Payments; Commencement of Payment Blockage.  The terms of the Junior Debt Documents to the contrary notwithstanding, ESI and the other US Obligors each hereby agrees that it may not make, and each Junior Creditor hereby agrees that it will not accept, any payment or distribution on account of, or any redemption, purchase or acquisition of, the Junior Debt (by set off or otherwise) until the Senior Debt is Paid in Full; provided that Permitted Junior Debt Payments may be made by ESI (and, if applicable, the other US Obligors) and accepted by the Junior Creditors quarterly on the tenth Business Day following the earlier of (i) delivery to Agent of the financial statements and compliance certificates of the Obligors for the applicable fiscal quarter as required by the Credit Agreements and (ii) the due date for delivery under the Credit Agreements of the financial statements and compliance certificates of the Obligors for the applicable fiscal quarter as required by the Credit Agreements (commencing with the tenth Business Day following the earlier of (x) the delivery to the Agent of the audited financial statements and compliance certificates for the fiscal year ending December 31, 2005 as required by the Credit Agreements and (y) the due date for delivery under the Credit Agreements of the audited financial statements and compliance certificates for the fiscal year ending December 31, 2005 as required by the Credit Agreements) so long as, at the time of such payment or immediately after giving effect thereto:

(i)            no Senior Default exists or would be created by the making of such payment;

(ii)           there shall be Available Cash for Payment;

(iii)          such Permitted Junior Debt Payment is not made from proceeds of the Senior Debt under the Revolving Loan Credit Agreement; and

(iv)          the Obligors have delivered compliance certificates pursuant to the Credit Agreements certifying that the Obligors would have been in compliance on a pro forma basis (recomputed for the most recent period for which financial statements have been delivered to the Senior Creditors after giving effect thereto as of the first day of such period) with the financial covenants set forth in the Credit Agreements assuming the financial covenant levels for the then current period shall apply, and the Obligors shall have provided to the Agent such other evidence thereof as requested by the Agent to the satisfaction of the Agent.

With each payment on the Junior Debt, ESI shall certify in writing to the Junior Creditors that such payment is a Permitted Junior Debt Payment and that no Senior Default exists. ESI shall provide a copy of such written certification to the Agent.  If a Senior Default has occurred at the time such payment is made by ESI (or, if applicable, any other US Obligor), the Agent shall have 120 days from the date the Agent receives such written certification to notify the Junior Creditors that a Senior Default did exist at the time such payment was made and that such payment was received by the Junior Creditors in violation of this Agreement.   In the event that the Junior Creditors are notified by the Agent within such 120 day period that the Junior Creditors received such payment in violation of this Agreement, the Junior Creditors shall promptly return such payment to the Agent.  If the Agent fails to notify the Junior Creditors within such 120 day period, the Junior Creditors shall have no further obligation or liability to return such payment.

No Senior Default shall be deemed to have been cured or waived for purposes of this Section 2.3(a) unless and until ESI and the Junior Creditors shall have received a written waiver or notice of cure of any such Senior Default from the Agent.  To the extent such Senior Default is cured or waived, the Agent agrees to provide the Junior Creditors with notice thereof within a reasonable period of time.

(b)           Limited Exception to Payment Blockage.  In the event that the Junior Creditors would be permitted to received a Permitted Junior Debt Payment under Section 2.3(a) above in respect of the Junior Debt solely but for the occurrence of a Senior Secondary Default (a “Missed Secondary Default Payment”), and provided no other Senior Default that is not a Senior Secondary Default exists and the Junior Creditors are otherwise permitted to receive such Permitted Junior Debt Payments pursuant to Sections 2.3(a)(ii), (iii) and (iv) above, the Junior Creditors shall be permitted to receive any such Missed Secondary Default Payment upon the earlier to occur of (i) the cure or waiver of such Senior Secondary Default as provided in Section 2.3(a) or (ii) 180 days from the date written notice is provided by any Junior Creditor to the Agent notifying the Agent of such Missed Secondary Default Payment.

(c)           Non-Applicability to Proceeding.  The provisions of this Section 2.3 shall not apply to any payment with respect to which Section 2.2 would be applicable.

2.4           Restriction on Action by the Junior Creditors.

(a)           Notwithstanding any of the Junior Creditors’ rights under applicable law or any provision of the Junior Debt Documents to the contrary and except as otherwise expressly permitted under clauses (b) and (c) below, the Junior Creditors hereby acknowledge and agree that the Junior Creditors shall not take any Collection Action, until the Senior Debt is Paid in Full.

(b)           In the event that ESI (or, if applicable, any other US Obligor) is permitted under this Agreement to make a Permitted Junior Debt Payment in respect of the Junior Debt and is required to make such payment pursuant to the Junior Debt Documents but fails to make such payment, the Junior Creditors may, after one (1) year from the date written notice is provided by any Junior Creditor to the Agent notifying the Agent of such failure to pay, sue for such missed payment; provided, however, that (i) such action to sue shall not include any right on the part of Junior Creditors to take any other Collection Action, including accelerating any Junior Debt or foreclosing upon or otherwise exercising any rights to any property or assets of ESI or any other US Obligors, and (ii) any moneys obtained by the Junior Creditors with respect to any such Collection Action permitted under this Section 2.4(b) during any Senior Default shall in any event be held in trust for the benefit of the Agent and the Senior Creditors and promptly paid or delivered to the Agent for the benefit of Senior Creditors in the form received until all Senior Debt is Paid in Full.

(c)           In the event that the Senior Creditor accelerates all of the Senior Debt, a Junior Creditor may, upon ten days prior written notice to the Agent, accelerate its Junior Debt and obtain a judgment; provided, however, that if following such acceleration of all of the Senior Debt, such acceleration is rescinded, then each such Junior Creditor shall likewise rescind such acceleration of the Junior Debt and shall not be permitted to take any further action with respect to such judgment, and provided, further, that (i) such acceleration right shall not include any right on the part of Junior Creditors to take any other Collection Action or to enforce such judgment, including foreclosing upon or otherwise exercising any rights to any property or assets of ESI or any other US Obligors until all Senior Debt is Paid in Full, (ii) any moneys obtained by the Junior Creditors with respect to any such Collection Action permitted under this Section 2.4(c) shall in any event be held in trust for the benefit of the Agent and the Senior Creditors and promptly paid or delivered to the Agent for the benefit of Senior Creditors in the form received until all Senior Debt is Paid in Full and (iii) in the case of acceleration by all Junior Creditors in accordance with this Section 2.4(c), any one Junior Creditor may provide such notice on behalf of all Junior Creditors in a notice specifying it is being given on behalf of all Junior Creditors.

(d)           Notwithstanding anything to the contrary contained in this Agreement, in the event of a Change of Control (as such term is defined in the Junior Notes as in effect on the date of this Agreement), the Junior Creditors may take the following action:

(i)            With respect to an event under (i) or (ii) of such Change of Control definition, a Junior Creditor may, from the earlier to occur of (A) receipt by Senior Creditors of Payment in Full of the Senior Debt as a result of any of the transactions completed under (i) or (ii) of such Change of Control definition, or (B) if there has not been an acceleration of the Senior Debt (if there has been an acceleration of the Senior Debt, the provisions of Section 2.4(c) shall apply), within 180 days from the date such transactions under (i) or (ii) of such Change of Control definition are consummated, accelerate its Junior Debt and accept and receive payment in satisfaction of its Junior Debt in accordance with the terms of the Junior Debt Documents; provided in the case of acceleration by all Junior Creditors in accordance with this Section 2.4(d)(i), any one Junior Creditor may provide such notice on behalf of all Junior Creditors in a notice specifying it is being given on behalf of all Junior Creditors; or

(ii)           With respect to an event under (iii) or (iv) of such Change of Control definition, upon ten days prior written notice from a Junior Creditor to the Agent, such Junior Creditor may accelerate its Junior Debt and accept and receive payment in satisfaction of its Junior Debt; provided, in the case of acceleration by all Junior Creditors in accordance with this Section 2.4(d)(ii), any one Junior Creditor may provide such notice on behalf of all Junior Creditors in a notice specifying it is being given on behalf of all Junior Creditors.

(e)           The Junior Creditors hereby waive any right they may have to require that the Agent or the Senior Creditors to marshal any assets of the Obligors in favor of the Junior Creditors, and the Junior Creditors agree that they shall not acquire, by subrogation or otherwise, any lien, estate, right or other interest in any collateral of the Obligors or the proceeds therefrom.  Until the Senior Debt is Paid in Full, the Junior Creditors shall not (i) institute any judicial or administrative proceeding against any Obligor, the Agent or any Senior Creditor, (ii) take any other action, including without limitation, any Collection Action (except as expressly permitted under Sections 2.4(b), (c) or (d) above), or (iii) fail to take any actions or give or fail to give any consent, in each case which directly or indirectly would interfere with or delay the exercise by the Agent or the Senior Creditors of their rights and remedies under the Senior Debt Documents.

(f)            The US Obligors agree that any applicable statute of limitations shall be tolled during any standstill period and waive any right to assert any defense based upon any such statute of limitations without giving effect to such tolling.

2.5           No Liens.

(a)           The Junior Creditors shall not seek to obtain, and shall not take, accept, obtain or have, any lien or security interest in any Collateral as security for all or any part of the Junior Debt other than judgment liens obtained in connection with a Collection Action permitted hereby and, in the event that the Junior Creditors obtain any liens or security interests in any Collateral not otherwise permitted hereby, the Junior Creditors shall (or shall cause its agent to) promptly execute and deliver to the Agent such documents, agreements and instruments, and take such other actions, as the Agent shall request to release such liens and security interests in such Collateral.

(b)           The Agent and Senior Creditors shall have the exclusive right as to the exercise and enforcement of all privileges and rights with respect to the Collateral in their sole discretion, including, without limitation, the exclusive right to take or retake control or possession of such Collateral and to hold, prepare for sale, process, sell, lease, dispose of, or liquidate such Collateral or settle or adjust insurance claims with respect thereto.  Without in anyway limiting the foregoing, if in connection with any sale or other disposition of Collateral the Agent or the Senior Creditors request that the Junior

Creditors release their liens upon such Collateral, then the Junior Creditors shall execute and deliver such documents, agreements and instruments, and take such other actions as are necessary to release the Junior Creditors’ liens in such Collateral, subject to the Junior Creditors’ right to retain a lien subordinated hereunder on any proceeds from the disposition of such Collateral in excess of the amount of the Senior Debt outstanding.

(c)           In furtherance of this Section 2.5, each of the Junior Creditors hereby irrevocably appoints the Agent its attorney-in-fact, with full authority in the place and stead of such Junior Creditor and in the name of such Junior Creditor or otherwise, to execute and deliver any document, agreement or instrument which the Junior Creditors may be required to deliver pursuant to this Section 2.5.  The Agent and the Senior Creditors shall have no responsibility for or obligation or duty with respect to any of the Collateral or any matter or proceeding arising out of or relating thereto, including, without limitation, any obligation or duty to collect any sums due in respect thereof or to protect or preserve any rights pertaining thereto.

2.6           Amendment of Junior Debt Documents.  Until the Senior Debt is Paid in Full, and anything contained in the Junior Debt Documents or any of the Senior Debt Documents to the contrary notwithstanding, the Junior Creditors shall not, without the prior written consent of the Agent, agree to any amendment or supplement to, or other modification of, the Junior Debt Documents or the Junior Debt the effect of which is to (a) increase the maximum principal amount of the Junior Debt, (b) increase the rate of interest (cash or otherwise) on any of the Junior Debt (except for regularly scheduled interest at the non-default rate of interest to the extent expressly provided in the Junior Debt Documents as in effect on the date of this Agreement), (c) change the date upon which regularly scheduled payments of principal or interest on the Junior Debt are due, (d) add or make more restrictive any event of default or any covenant with respect to the Junior Debt or make any change to any event of default or any covenant which would have the effect of making such event of default or covenant more restrictive than those in effect in the Credit Agreements on the date of this Agreement, (e) change the final maturity date of any Junior Debt to a date that is earlier than the date which is 180 days after the scheduled maturity date of the Senior Debt, (f) take any liens or security interests in assets of the Obligors or any other property or assets securing the Senior Debt, (g) change any redemption, put or prepayment provisions of the Junior Debt, (h) alter the subordination provisions with respect to the Junior Debt, including, without limitation, subordinating the Junior Debt to any other indebtedness, or (i) change or amend any other term of the Junior Debt Documents if such change or amendment would result in a Senior Default, increase the obligations of any Obligor or confer additional material rights on the Junior Creditors or any holder of the Junior Debt in a manner adverse to any Obligor or the Senior Creditors.

2.7           Incorrect Payments.  If any payment or distribution on account of the Junior Debt not permitted to be made by the Obligors or received by the Junior Creditors under this Agreement is received by the Junior Creditors in violation of this Agreement before all Senior Debt is Paid in Full, such payment or distribution shall not be commingled with any asset of the Junior Creditor, shall be held in trust by the Junior Creditors for the benefit of the Senior Creditors and shall be promptly paid over to the Agent, or its designated representative, for application (in accordance with the Credit Agreements) to the payment of the Senior Debt then remaining unpaid, until all of the Senior Debt is Paid in Full.

2.8           Transfer.  No Junior Creditor shall sell, assign, pledge, dispose of or otherwise transfer all or any portion of the Junior Debt or any Junior Debt Document (a) without giving written notice within fifteen (15) days of such action to the Agent, (b) unless prior to the consummation of any such action, the transferee thereof shall execute and deliver to the Agent a joinder to this Agreement providing for the continued subordination of the Junior Debt to the Senior Debt as provided herein and for the continued effectiveness of all of the rights of the Agent and the Senior Creditors arising under this Agreement, and (c) unless, following the consummation of any such action, there shall be either (i) no more than five (5) holders of the Junior Debt, or (ii) one Person acting as agent for all of the Junior Creditors pursuant to documentation reasonably satisfactory to the Agent and the Junior Creditors such that any notice of a Senior Default and other notices and communications to be delivered to or by the Junior Creditors hereunder shall be made to or obtained from such agent and shall be binding on the Junior Creditors as if directly received by or obtained from the Junior Creditors.  Notwithstanding the failure to execute or deliver any joinder to this Agreement in form and substance satisfactory to the Agent, the subordination effected hereby shall survive any sale, assignment, pledge, disposition or other transfer of all or any portion of the Junior Debt, and the terms of this Agreement shall be binding upon the successors and assigns of the Junior Creditors.

2.9           Legends.  Until the Senior Debt is Paid in Full, the Junior Notes and all other Junior Debt Documents at all times shall contain in a conspicuous manner the following legend:

“This instrument and the rights and obligations evidenced hereby are subordinate in the manner and to the extent set forth in that certain Subordination Agreement (as amended, the “Subordination Agreement”) dated as of November 14, 2005 among Evolving Systems, Inc., a Delaware corporation, the other US Obligors (as defined therein), the Junior Creditors (as defined therein) and CapitalSource Finance LLC, as Agent for the Lenders from time to time a party to the Credit Agreements (as defined therein), all as more particularly described in the Subordination Agreement, and each holder of this instrument, by its acceptance hereof, shall be bound by the provisions of the Subordination Agreement.”

3.             Modifications to Senior Debt. The Senior Creditors may at any time without the consent of or notice to the Junior Creditors, without incurring liability to the Junior Creditors and without impairing or releasing the obligations of the Junior Creditors under this Agreement, change the manner or place of payment or extend the time of payment of, increase the interest rates and fees applicable to or renew or alter any of the other terms of the Senior Debt (including increases to the principal amount of outstanding Senior Debt subject to the proviso under the definition of Senior Debt in this Agreement) or the Senior Debt Documents, or amend, modify, supplement, restate, substitute, replace or refinance in any manner any Senior Debt Document or any other any agreement, note, guaranty or other instrument evidencing or securing or otherwise relating to the Senior Debt.

4.             Continued Effectiveness of this Agreement.  The terms of this Agreement, the subordination effected hereby, and the rights and the obligations of the Junior Creditors, the US Obligors, the Agent and the Senior Creditors arising hereunder shall not be affected, modified or impaired in any manner or to any extent by the validity or enforceability of any of the Senior Debt Documents or the Junior Debt Documents, or any exercise or non-exercise of any right, power or remedy under or in respect of the Senior Debt, the Senior Debt Documents, the Junior Debt or the Junior Debt Documents.  The Junior Creditors hereby acknowledge that the provisions of this Agreement are intended to be enforceable at all times, whether before the commencement of, after the commencement of, in connection with or premised on the occurrence of a Proceeding.

5.             No Contest. Each of the Junior Creditors agrees that it will not at any time contest the validity, perfection, priority or enforceability of the Senior Debt, the Senior Debt Documents, or the liens and security interests of the Agent and any of the Senior Creditors in any Collateral.

6.             Representations and Warranties.  The Junior Creditors hereby represent and warrant as follows:

6.1           Existence and Power.  Each of the Junior Creditors is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized.

6.2           Authority.  Each of the Junior Creditors has the power and authority to enter into, execute, deliver and carry out the terms of this Agreement, all of which have been duly authorized by all proper and necessary action and are not prohibited by such party’s organizational documents.

6.3           Binding Agreements.  This Agreement, when executed and delivered, will constitute the valid and legally binding obligation of the Junior Creditors, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by equitable principles.

6.4           Conflicting Agreements; Litigation.  No provisions of any mortgage, indenture, contract, agreement, statute, rule, regulation, judgment, decree or order binding on the Junior Creditors conflicts with, or requires any consent which has not already been obtained under, or would in any way prevent the execution, delivery or performance of the terms of this Agreement by the Junior Creditors or the Junior Debt Documents by the parties thereto. No pending or, to the best of the Junior Creditors’ knowledge, threatened, litigation, arbitration or other proceedings if adversely determined would prevent the performance of the terms of this Agreement by such party or the Junior Debt Documents by the parties thereto.

6.5           Ownership.  Each of the Junior Creditors is the sole owner, beneficially and of record, of the Junior Notes, the other Junior Debt Documents and the Junior Debt.

6.6           Defaults.  No Junior Default exists under or with respect to the Junior Notes or any of the other Junior Debt Documents.

6.7           Junior Debt Documents.  There are no material Junior Debt Documents other than those attached hereto as Exhibit A.

6.8           Senior Debt Documents.  The material Senior Debt Documents are listed on Exhibit B attached hereto.

7.             Agent.  The Agent hereby represents and warrants to the Junior Creditors as follows:

7.1           Existence and Power.  The Agent is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized.

7.2           Authority.  The Agent has the power and authority to enter into, execute, deliver and carry out the terms of this Agreement, all of which have been duly authorized by all proper and necessary action and are not prohibited by its organizational documents.

7.3           Binding Agreements.  This Agreement, when executed and delivered, will constitute the valid and legally binding obligation of the Agent enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by equitable principles.

7.4           Conflicting Agreements; Litigation.  No provisions of any mortgage, indenture, contract, agreement, statute, rule, regulation, judgment, decree or order binding on the Agent conflicts with, or requires any consent which has not already been obtained under, or would in any way prevent the execution, delivery or performance of the terms of this Agreement by the Agent. No pending or, to the best of the Agent’s knowledge, threatened, litigation, arbitration or other proceedings if adversely determined would prevent the performance of the terms of this Agreement by the Agent.

8.             Notice of Junior Default.  Each of the Junior Creditors shall provide the Agent with written notice of the occurrence of a Junior Default under its Junior Note and ESI shall provide the Agent with a written notice of the occurrence of each Junior Default, and each Junior Creditor who has provided such notice and ESI shall notify the Agent in writing in the event such Junior Default is waived; provided that (i) any failure to deliver any such notices shall not otherwise affect the subordination provisions or other obligations of the Junior Creditors or the US Obligors hereunder, (ii) no such notice shall be effective for purposes of Section 2.4(b) unless specifically stating so therein and (iii) any one Junior Creditor may provide such notices on behalf of all Junior Creditors in a notice specifying it is being given on behalf of all Junior Creditors.

9.             Cumulative Rights, No Waivers.  Each and every right, remedy and power granted to the Agent, the Senior Creditors or the Junior Creditors hereunder shall be cumulative and in addition to any other rights, remedy or power specifically granted herein or in the Senior Debt Documents or the Junior Debt Documents, as applicable, or now or hereafter existing in equity, at law, by virtue of statute or otherwise, and may be exercised by the Agent, Senior Creditors or any Junior Creditor, as applicable, from time to time, concurrently or independently and as often and in such order as the Agent, the Senior Creditors or the Junior Creditors, as applicable, may deem expedient.  Any failure or delay on the part of the Agent, Senior Creditors or any of the Junior Creditors, as applicable, in exercising any such right, remedy or power, or abandonment or discontinuance of steps to enforce the same, shall not operate as a waiver thereof or affect the rights of the Agent, the Senior Creditors or Junior Creditors, as applicable, thereafter to exercise the same, and any single or partial exercise of any such right, remedy or power shall not preclude any other or further exercise thereof or the exercise of any other right, remedy or power, and no such failure, delay, abandonment or single or partial exercise of the rights of the Agent, the Senior Creditors or the Junior Creditors, as applicable, hereunder shall be deemed to establish a custom or course of dealing or performance among the parties hereto.

10.           Modification.  This Agreement may be amended or modified only by a writing signed by the US Obligors, the Agent and the holders of at least 50.1% of the then outstanding principal balance of the Junior Notes. The Junior Creditors may waive any right under this Agreement or grant a consent by action of the holders of at least 50.1% of the then outstanding principal balance of the Junior Notes.  Any notice or demand given to the Junior Creditor by the Agent or the Senior Creditors in any

circumstances not specifically required by the Agent or the Senior Creditors shall not entitle the Junior Creditors to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder.  Any notice or demand given to the Agent or the Senior Creditors by any Junior Creditor in any circumstances not specifically required by the Junior Creditors shall not entitle the Agent or the Senior Creditors to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder.

11.           Additional Documents and Actions.  The Junior Creditors at any time, and from time to time, after the execution and delivery of this Agreement, promptly will execute and deliver such further documents and do such further acts and things as the Agent reasonably may request in order to effect fully the purposes of this Agreement.

12.           Notices.  Unless otherwise specifically provided herein, any notice or other communication required or permitted to be given shall be in writing addressed to the respective party as set forth below and shall be given only by, and shall be deemed to have been received upon:  (a) registered or certified mail, return receipt requested, on the date on which such notice was received as indicated in such return receipt; (b) delivery by a nationally recognized overnight courier, one Business Day after deposit with such courier; or (c) facsimile or electronic transmission, in each case upon telephone or further electronic communication from the recipient acknowledging receipt (whether automatic or manual from recipient), as applicable.

Notices shall be addressed as follows:

(a)           If to the Junior Creditors:

Advent Crown Fund II C.V.

Advent Euro-Italian Direct Investment Program Limited Partnership

Advent European Co-Investment Program Limited Partnership

Advent PGGM Global Limited Partnership

Digital Media & Communications II Limited Partnership

Global Private Equity III Limited Partnership

Global Private Equity III-A Limited Partnership

Global Private Equity III-B Limited Partnership

Global Private Equity III-C Limited Partnership

Advent Partners Limited Partnership

Advent Partners (NA) GPE III Limited Partnership

Advent Partners GPE III Limited Partnership

Advent Global GECC III Limited Partnership

c/o Advent International Company

75 State Street

Boston, MA 02109

Attention:              Janet L. Hennessey, Vice President

Facsimile:                                       (617) 951-0566

with copies to:

Advent International plc

123 Buckingham Palace Road

London SW1W 9SL

United Kingdom

Attention:              James Brocklebank

Facsimile:                                       (44) 20-7333-0801

and

Pepper Hamilton LLP

3000 Two Logan Square

Eighteenth and Arch Streets

Philadelphia, PA 19103-2799

Attention:              Cary S. Levinson

Facsimile:                                       (215) 981-4750

Apax WW Nominees Ltd a/c AE4

c/o Apax Partners Ltd.

15 Portland Place

London W1B 1PT

United Kingdom

Attention:              Peter Skinner

Facsimile:                                       (44) 20-7843-4001

with a copy to:

Pepper Hamilton LLP

3000 Two Logan Square

Eighteenth and Arch Streets

Philadelphia, PA 19103-2799

Attention:              Cary S. Levinson

Facsimile:                                       (215) 981-4750

Four Seasons Venture II A.S.

c/o Four Seasons Venture

Postboks 1216 Vika

0110 Oslo

Norway

Attention:              Gunnar Rydning

Facsimile:                                       (47) 2283-8518

Nigel Clifford

Croftland

Moor Lane

Speen

Newbury

Berks RG14 1RT

United Kingdom

David Gibbon

14 Beaumont Road

Windsor

Berks SL4 1HY

United Kingdom

(b)           If to the US Obligors:

Evolving Systems, Inc.

9777 Pyramid Court

Suite 100

Englewood, Colorado  80112

Attention:              Anita T. Moseley, General Counsel

Facsimile:                                       (303) 802-1138

(c)           If to the Agent:

CapitalSource Finance LLC

4445 Willard Avenue

12th Floor

Chevy Chase, MD 20815

Attention:              Corporate Finance Group, Portfolio Manager

Facsimile:                                       (301) 841-2313

or in any case, to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this Section 11.  A notice not given as provided above shall, if it is in writing, be deemed given if and when actually received by the party to whom given.

13.           Severability.  In the event that any provision of this Agreement is deemed to be invalid, illegal or unenforceable by reason of the operation of any law or by reason of the interpretation placed thereon by any court or governmental authority, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby, and the affected provision shall be modified to the minimum extent permitted by law so as most fully to achieve the intention of this Agreement.

14.           Successors and Assigns.  This Agreement shall inure to the benefit of the successors and assigns of the Agent, the Senior Creditors and the Junior Creditors and shall be binding upon their respective successors and assigns and the US Obligors.  The Agent and Senior Creditors, without notice to or consent of the Junior Creditors, may assign or transfer any or all of the Senior Debt or any interest therein to any Person and, notwithstanding any such assignment or transfer, or any subsequent assignment or transfer, the Senior Debt shall, subject to the terms hereof, be and remain Senior Debt for purposes of this Agreement, and every permitted assignee or transferee of any of the Senior Debt or of any interest therein shall, to the extent of the interest of such permitted assignee or transferee in the Senior Debt, be entitled to rely upon and be the third party beneficiary of the subordination provided under this Agreement and shall be entitled to enforce the terms and provisions hereof to the same extent as if such assignee or transferee were initially a party hereto.  EACH OF THE JUNIOR CREDITORS AND THE US OBLIGORS ACKNOWLEDGES AND AGREES THAT THE AGENT AND THE OTHER SENIOR CREDITORS AT ANY TIME AND FROM TIME TO TIME MAY DIVIDE AND REISSUE (WITHOUT SUBSTANTIVE CHANGES OTHER THAN THOSE RESULTING FROM SUCH DIVISION) THE NOTES EVIDENCING THE SENIOR DEBT, THE OBLIGATIONS UNDER

THE CREDIT AGREEMENTS, THE COLLATERAL AND THE SENIOR DEBT DOCUMENTS TO ONE OR MORE OTHER PERSONS, IN EACH CASE ON THE TERMS AND CONDITIONS IN THE SENIOR DEBT DOCUMENTS.  The terms “Agent” and “Senior Creditors” in this Agreement include transferees and participants of the Senior Debt and successors and assigns, each of which shall have all rights and benefits of the Agent or Senior Creditors hereunder.  Each transferee and participant of the Senior Debt (to the extent provided in the applicable Credit Agreement) shall have all of the rights and benefits with respect to the Obligations under the applicable Credit Agreement, the notes evidencing Senior Debt, the Collateral, this Agreement and the Senior Debt Documents held by it as fully as the original holder thereof.

15.           Counterparts.  This Agreement may be executed in one or more counterpart originals, which, taken together, shall constitute one fully-executed instrument.  Any signature delivered by facsimile shall be deemed to be a counterpart original hereto.

16.           Defines Rights of Creditors; Obligors’ Obligations Unconditional.  The provisions of this Agreement are solely for the purpose of defining the relative rights of the Junior Creditors, the Agent and the Senior Creditors and shall not be deemed to create any rights or priorities in favor of any other Person, including, without limitation, any Obligor.  As between the Obligors and the Senior Creditors, nothing contained herein shall impair the unconditional and absolute obligation of the Obligors to the Senior Creditors to pay the Senior Debt as such Senior Debt shall become due and payable in accordance with the Senior Debt Documents.  As between ESI and the other US Obligors and the Junior Creditors, nothing contained herein shall impair the unconditional and absolute obligation of ESI or, if applicable, the other US Obligors to the Junior Creditors to pay the Junior Debt as such Junior Debt shall become due and payable in accordance with the Junior Debt Documents, subject to the terms of this Agreement.

17.           Subrogation.  After and subject to the indefeasible Payment in Full of the Senior Debt, and prior to the irrevocable and indefeasible repayment in full in cash of the Junior Debt, the Junior Creditors shall be subrogated to the rights of the Senior Creditors to the extent that payments and distributions otherwise payable to the Junior Creditors have been applied to the Senior Debt in accordance with the provisions of this Agreement.  For purposes of such subrogation, no payments or distributions to the Senior Creditors of any cash, property or securities to which the Junior Creditors would be entitled except for the provisions of this Agreement, and no payments pursuant to the provisions of this Agreement to the Senior Creditors by the Junior Creditors, shall, as among the Obligors, their creditors (other than the Senior Creditors) and the Junior Creditors be deemed to be a payment or distribution by such Obligor to or on account of the Senior Debt; it being understood that the provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Junior Creditors, on the one hand, and the Agent and the Senior Creditors, on the other hand.  The Agent and the Senior Creditors shall have no obligation or duty to protect the Junior Creditors’ rights of subrogation arising pursuant to this Agreement or under any applicable law, nor shall the Agent or the Senior Creditors be liable for any loss to, or impairment of, any subrogation rights held by the Junior Creditors.

18.           Conflict.  In the event of any conflict between any term, covenant or condition of this Agreement and any term, covenant or condition of any of the Junior Debt Documents or the Senior Debt Documents, the provisions of this Agreement shall control and govern.

19.           Headings.  The paragraph headings used in this Agreement are for convenience only and shall not affect the interpretation of any of the provisions hereof.

20.           Termination.  This Agreement shall terminate upon the indefeasible Payment in Full of the Senior Debt.

21.           Applicable Law.  This Agreement shall be governed by and shall be construed and enforced in accordance with the internal laws of the State of New York, without regard to conflicts of law principles.

22.           CONSENT TO JURISDICTION.  EACH OF THE AGENT, THE JUNIOR CREDITORS AND THE OBLIGORS HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE STATE OF NEW YORK IN THE BOROUGH OF MANHATTAN AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS.  EACH OF THE AGENT, THE JUNIOR CREDITORS AND THE OBLIGORS EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS.  EACH OF THE AGENT, THE JUNIOR CREDITORS AND THE OBLIGORS HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON IT BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO THE AGENT, JUNIOR CREDITORS AND THE OBLIGORS AT THEIR RESPECTIVE ADDRESSES SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE 10 DAYS AFTER THE SAME HAS BEEN POSTED.

23.           WAIVER OF JURY TRIAL.  THE JUNIOR CREDITORS, THE OBLIGORS AND THE AGENT HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT.  EACH OF THE JUNIOR CREDITORS, THE OBLIGORS AND THE AGENT ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS.  EACH OF THE JUNIOR CREDITORS, THE OBLIGORS AND THE AGENT WARRANTS AND REPRESENTS THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

24.           Waiver of Consolidation.  Each of the Junior Creditors acknowledges and agrees that (i) the Obligors are each separate and distinct entities; and (ii) it will not at any time insist upon, plead or seek advantage of any substantive consolidation, piercing of the corporate veil or any other order or judgment that causes an effective combination of the assets and liabilities of the Obligors in any Proceeding under Debtor Relief Laws or other similar proceeding.

25.           Defense to Enforcement Provision.  If any of the Junior Creditors, in contravention of the terms of this Agreement, shall commence, prosecute or participate in any Proceeding or Collection Action with respect to the Junior Debt against any Obligor, then Agent or any Senior Creditor may (i) intervene and interpose such defense or pleas in its name, and/or (ii) by virtue of this Agreement, restrain the enforcement thereof in the name of Agent or any Senior Creditor.  If any of the Junior Creditors, in contravention of the terms of this Agreement, obtains any cash or other assets of any Obligor as a result of any Proceeding or Collection Action with respect to the Junior Debt, such Junior Creditor agrees forthwith to pay, deliver and assign to the Agent, with appropriate endorsements, any such cash or other assets for application to the Senior Debt owing to Agent and Senior Creditors until the Senior Debt has been Paid in Full.

{Signatures appear on the following page.}

IN WITNESS WHEREOF, the Junior Creditor, the US Obligors and the Agent have caused this Subordination Agreement to be executed as of the date first above written.

JUNIOR CREDITORS:

APAX WW NOMINEES LTD A/C AE4

By:
Name:
Title:

ADVENT CROWN FUND II C.V.

ADVENT EURO-ITALIAN DIRECT INVESTMENT PROGRAM LIMITED PARTNERSHIP

ADVENT EUROPEAN CO-INVESTMENT PROGRAM LIMITED PARTNERSHIP

ADVENT PGGM GLOBAL LIMITED PARTNERSHIP

DIGITAL MEDIA & COMMUNICATIONS II
LIMITED PARTNERSHIP

GLOBAL PRIVATE EQUITY III LIMITED PARTNERSHIP

GLOBAL PRIVATE EQUITY III-A LIMITED PARTNERSHIP

GLOBAL PRIVATE EQUITY III-B LIMITED PARTNERSHIP

GLOBAL PRIVATE EQUITY III-C LIMITED PARTNERSHIP

By:	Advent International Limited Partnership, General Partner

By:	Advent International Corporation, General Partner

By:
Name:
Title:

ADVENT PARTNERS LIMITED PARTNERSHIP

ADVENT PARTNERS (NA) GPE III LIMITED PARTNERSHIP

ADVENT PARTNERS GPE III LIMITED PARTNERSHIP

By:	Advent International Corporation, General Partner

By:
Name:
Title:

ADVENT GLOBAL GECC III LIMITED PARTNERSHIP

By:	Advent Global Management Limited Partnership, General Partner

By:	Advent International Limited Partnership, General Partner

By:	Advent International Corporation, General Partner

By:
Name:
Title:

FOUR SEASONS VENTURE II A.S.

By:
Name:
Title:

NIGEL CLIFFORD

DAVID GIBBON

OBLIGORS:

EVOLVING SYSTEMS, INC.

By:
Name:	Brian R. Ervine
Title:	Executive Vice President and Chief Financial Officer

TELECOM SOFTWARE ENTERPRISES, LLC

By:
Name:	Brian R. Ervine
Title:	Executive Vice President and Chief Financial Officer

EVOLVING SYSTEMS HOLDINGS, INC.

By:
Name:	Brian R. Ervine
Title:	Executive Vice President and Chief Financial Officer

AGENT AND LENDER:	CAPITALSOURCE FINANCE LLC

By:
Name:
Title:

EXHIBIT A

Junior Debt Documents

See Attached.

EXHIBIT B

Senior Debt Documents

1.	Credit Agreement
2.	Security Agreement
3.	Acknowledgment of Intellectual Property Collateral Lien
4.	Pledge Agreement
5.	Revolving Facility Agreement
6.	Debenture
7.	Charge Over Shares (US Obligations)
8.	Charge Over Shares (UK Obligations)